UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K/A
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2011

Tesoro Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-3473	95-0862768

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19100 Ridgewood Pkwy San Antonio, Texas	78259-1828

(Address of principal executive offices)	(Zip Code)

(210) 626-6000
(Registrant’s telephone number,
including area code)

Not Applicable
(Former name or former address, if
changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K/A Amendment No. 1 is being filed to add additional disclosure to include amounts payable to relevant officers of the Severance and Change in Control Plan (the “Plan”) effective January 12, 2011 as filed in Current Report on Form 8-K of Tesoro Corporation dated January 12, 2011 (filed January 18, 2011) (the “Current Report”).  The other disclosures in Item 5.02 of that Current Report are restated without revision.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Tesoro Corporation Executive Severance and Change in Control Plan

On January 12, 2011, the Board of Directors of Tesoro Corporation (the “Company”) approved and adopted a new Executive Severance and Change in Control Plan (the “Plan”) effective January 12, 2011. The Plan reduces uncertainty to select executives of the Company and its subsidiaries in the event of certain fundamental events involving the control or existence of the Company as well as provides a benefit in the event of the termination of employment of certain executives, under certain conditions that are beyond the executive’s control.

The Plan does not impact employees who are covered by separate employment agreements or change in control agreements.  Currently, G. Scott Spendlove, Senior Vice President and Chief Financial Officer, and, effective February 1, 2011, Everett Lewis, Executive Vice President and Chief Operating Officer, are the only named executive officers included in the Plan. The Plan is incorporated herein by reference.

Eligibility for Severance Benefit.

Executive Vice-Presidents. An Executive Vice President is eligible to receive a severance benefit equal to the sum of his or her base salary and bonus, then in effect, multiplied by 1.75, if such executive’s employment with the Company or a subsidiary is terminated in the absence of a change in control by reason of (i) involuntary termination other than for cause or death or (ii) voluntary termination without the Executive Vice President’s express written consent, where there is a material adverse change in the level of executive officer to whom the Executive Vice President regularly reports.

Senior Vice Presidents. A Senior Vice President of the Company is eligible to receive a severance benefit equal to the sum of his or her base salary and bonus, then in effect, multiplied by 1.5, if such executive’s employment with the Company or a subsidiary is terminated in the absence of a change in control by reason of involuntary termination other than for cause or death.

Change in Control Benefit.

Executive Vice-Presidents. Each Executive Vice-President shall be entitled to a change in control benefit, payable in cash, equal to 2.5 times his or her base salary and bonus. Furthermore, the Executive Vice-President and his or her eligible dependents are entitled to participate in the Company's group medical plan (excluding dental and vision benefits) for the 30-month period commencing on the date of the Executive Vice-President's separation from service.

Senior Vice-Presidents. Each Senior Vice-President shall be entitled to a change in control benefit, payable in cash, equal to two times his or her base salary and bonus. Furthermore, the Senior Vice-President and his or her eligible dependents are be entitled to participate in the Company's group medical plan (excluding dental and vision benefits) for the 24-month period commencing on the date of the Senior Vice-President's separation from service.

Tesoro Corporation Supplemental Executive Retirement Plan

On January 12, 2011, the Company’s Board of Directors also approved and adopted a new Supplemental Executive Retirement Plan (the “Retirement Plan”) effective January 12, 2011. The Retirement Plan is a non-qualified pension plan that provides eligible participants supplemental pension benefits in excess of those earned under the Company’s qualified pension plan.  Currently there are no Company employees eligible to participate in the Retirement Plan.  The Retirement Plan is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

     (d)   Exhibits.

10.1
Tesoro Corporation Executive Severance and Change in Control Plan effective January 12, 2011 (incorporated by reference herein to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on January 18, 2011, File No. 1-3473).

10.2
Tesoro Corporation Supplemental Executive Retirement Plan effective January 12, 2011 (incorporated by reference herein to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on January 18, 2011, File No. 1-3473).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 7, 2011

TESORO CORPORATION
By:	/s/ CHARLES S. PARRISH
Charles S. Parrish
Executive Vice President, General Counsel and Secretary

Index to Exhibits

Exhibit Number	Description

10.1
Tesoro Corporation Executive Severance and Change in Control Plan effective January 12, 2011 (incorporated by reference herein to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on January 18, 2011, File No. 1-3473).

10.2
Tesoro Corporation Supplemental Executive Retirement Plan effective January 12, 2011 (incorporated by reference herein to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on January 18, 2011, File No. 1-3473).